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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 2001


                               EDT LEARNING, INC.
             (Exact name of registrant as specified in its charter)


                     Delaware                                    76-0545043
           (State or other jurisdiction                       (I.R.S. Employer
         of incorporation or organization)                   Identification No.)


2999 North 44th Street, Suite 650, Phoenix, Arizona                 85018
     (Address of principal executive offices)                     (Zip Code)


                                 (602) 952-1200
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OF ASSETS

     On October 1, 2001, EDT Learning, Inc., the "Company" acquired all of the outstanding capital stock of Learning-Edge, Inc., an Arizona based private e-learning company. The purchase price for the acquisition was approximately $2.7 million. The acquisition was done with a combination of stock and debt.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired

Financial Statements for Learning-Edge, Inc. will be filed under an amendment to this report as soon as practicable but not later than sixty days after the required filing date of this report.

     (b) Pro Forma Financial Information

Pro forma financial information relative to the acquisition will be filed under an amendment to this report as soon as practicable but no later than sixty days after the required filing date of this report.

     (c) Exhibits

2.1 -- Plan of Reorganization and Agreement of Merger by and among EDT Learning, Inc., a Delaware corporation, Edge Acquisition Subsidiary, Inc., a Delaware corporation and the Stockholders of Learning-Edge, Inc., dated September 13, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EDT LEARNING, INC.


                                        By: /s/ Charles Sanders
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                                            Senior Vice President-Chief
                                            Financial Officer
Date: October 15, 2001

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